UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2012
TORON, INC
(Exact name of registrant as specified in its charter)
Nevada	333-165539	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 de La Gauchetiere Street West - 24th Floor, Montreal, Quebec		H3B 4W5
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(514) 448-1508
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On November 1, 2012, we received a resignation from Michael Whitehead.  Mr. Whitehead resigned as president, chief executive officer, treasurer, chief financial officer and director of our company.  His resignation was not the result of any disagreements with our company regarding its operations, policies, practices or otherwise.

Concurrently with Mr. Whitehead’s resignation, we appointed Ramzan Savji, our secretary and director, as president, chief executive officer, treasurer and chief financial officer, effective November 1, 2012.

Ramzan Savji

Mr. Savji was appointed as vice president, secretary and member to our company’s board of directors on October 25, 2011.

Since August 14, 2012, he has been the principal officer and director of Punchline Resources Ltd., a mining exploration company [OTCBB “PUNL”].  As an officer and director, he is responsible for the company’s day-to-day operations.

Mr. Savji has more than 30 years of experience in the banking and business sector.  He has studied Banking and Business Administration in Germany and was employed with the Deutsche Bank A.G., Munich, Germany in their letters of credit department from June 1971 to August 1974.  He then became the Area Representative for Societe Generale, the French & International Bank from May 1988 to April 1995. He covered Kenya, Uganda, Tanzania, Rwanda, Burundi and Malawi.  He was responsible for building up and enhancing correspondent banking relationships between Societe Generale and the banks domiciled in the above countries.  He was also responsible for lobbying and promoting business for the French companies and arranging short, medium and long term lines of credit for project financing for both, the Public Sector as well the Private Sector

In August 2000, Mr. Savji incorporated Telecommunications Supply Line Ltd., a telecommunications installation and networking material supplier in Kenya, wherein he managed the company on a day-to-day basis for over a period of ten years.

From December 1993 to December 1996, Mr. Savji has been a Member of the Board of Governors of the Aga Khan Hospital in Nairobi, Kenya

We appointed Mr. Savji as our principal officer due to his financial background, contacts with banking institutions and connections in East Africa and his leadership skills.

Our board of directors consists solely of Ramzan Savji.  There have been no transactions between our company and Mr. Savji since the company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORON, INC.
/s/ RAMZAM SAVJI
Ramzan Savji
President and Director

Date:	November 7, 2012